UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2013

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 201-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On July 30, 2013, Cerner Property Development, Inc., a wholly owned subsidiary of Cerner Corporation (“Cerner”), entered into a Real Estate Purchase Agreement (the “Agreement”) with Trails Properties II, Inc., a Missouri corporation (“Trails”), to purchase approximately 237 acres of land located in Kansas City, Missouri, at I-435 and Bannister Road in the Three Trails Crossing region. The total purchase price for the property is $45.5 million, subject to adjustment if certain conditions are not satisfied.
The Agreement provides Cerner a due diligence period through December 27, 2013. During that time, Cerner may pursue subdivision of the land, rezoning, site plan or development plan approvals, approval for the assignment, transfer and vesting of current economic development and job creation incentives and amendment of the current incentives available for the property.
In addition to customary real estate conditions to closing, the Agreement includes the following nonstandard conditions: (i) development approvals (incentives) must be secured, on such terms and conditions as Cerner determines in its sole and subjective discretion, (ii) Cerner must obtain the approval of its Board of Directors to close the transaction and (iii) acquisition of certain parcels not currently owned by Trails. Additionally, Trails has the option to terminate the Agreement within 60 days after execution of the Agreement as more fully described in the Agreement.
Trails is an entity controlled by Neal L. Patterson, Chairman, Chief Executive Office and President of Cerner, and Clifford W. Illig, Vice Chairman of Cerner.
The above description is qualified in its entirety by reference to the Real Estate Purchase Agreement which is filed with this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
A copy of the Company's press release issued August 1, 2013, is furnished herewith as Exhibit 99.1 and is attached hereto.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Real Estate Purchase Agreement dated July 30, 2013 between Cerner Property Development, Inc. and Trails Properties II, Inc.

99.1	Press Release of Cerner Corporation dated August 1, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: August 1, 2013	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Real Estate Purchase Agreement dated July 30, 2013 between Cerner Property Development, Inc. and Trails Properties II, Inc.

99.1	Press Release of Cerner Corporation dated August 1, 2013